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                                                                   EXHIBIT 10.04

                            REVENUE SHARING AGREEMENT

         This Revenue Sharing Agreement (the "Agreement") is made and entered into as of this 18th day of February, 2000 (the "Effective Date"), by and between Summus, Ltd., a Delaware corporation ("Licensor"), and High Speed Net Solutions, Inc., a Florida corporation ("Customer"), with reference to the following facts and circumstances:

A. Licensor has developed certain software programs and anticipates developing certain software programs and will promote licensing of such Licensed Software as described in the Software License Agreement executed simultaneously with this Agreement.

B. Licensor and Customer envision a close working relationship with respect to Licensor's software such that Customer anticipates regularly: (i) acting as a beta-version user of Licensor's software; (ii) providing prospective licensees for Licensor's software; and (iii) providing references for or demonstrations of Licensor's software. Licensor desires to create an incentive for Customer to participate in these activities and as such Customer desires that Licensor share with Customer revenues received from third party users of Licensor's software and pay Customer for certain agency activities.

C. Therefore, to effect these incentives, Licensor and Customer have entered into this Agreement simultaneously with executing the Software License Agreement, and Customer desires to receive such payments and revenue sharing in consideration for Customer's efforts on behalf of Licensor and on the terms and conditions contained in this Agreement.

         NOW THEREFORE, based on the above premises and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.       DEFINITIONS.

         As used herein, the following terms, when used in the singular, plural, or possessive form shall have the respective meanings set forth below:

         1.1 "Agency Payment" shall have the meaning given in Section 2.2 of this Agreement.

         1.2 "Licensed Software" shall have the meaning given in the Software License Agreement executed simultaneously with this Agreement.

         1.3 "Quarterly Period" shall mean each calendar quarter (i.e., a period of three (3) consecutive calendar months commencing on January 1, April 1, July 1 or October 1 of each year) during the term of this Agreement, with the exception of the first Quarterly Period, which shall commence on the Effective Date and end on the last day of that calendar quarter. The last Quarterly Period shall end on the date of expiration or termination of this Agreement, thereby possibly comprising fewer than three (3) months.

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         1.4 "Related Agreements" shall mean agreements between Licensor and
Customer related to or incorporated by the MLA and agreements based on either Licensor or Customer's rights and obligations under the MLA, including, but not limited to, the Letter Agreement incorporated by the MLA and any agreements relating to or arising from business with Samsung or its affiliates.

         1.5 "Revenue Sharing Payment" shall have the meaning given in Section
2.1 of this Agreement.

         1.6 "Samsung Payment" shall have the meaning given in Section 2.3 of this Agreement.

2.       LICENSOR PAYMENTS TO CUSTOMER.

         2.1 REVENUE SHARING. During the term of this Agreement, Licensor shall pay to Customer twenty percent (20%) of all revenue received by Licensor in connection with (i) licensing of the Licensed Software, or of the product functionality contained in the Licensed Software, for creation and/or delivery of Rich Media Content, for service bureau use or (ii) use by Licensor or any affiliate of Licensor of the Licenseed Software, or the product functionality contained in the Licensed Software, for the creation and/or delivery of Rich Media content for service bureau use by Licensor or any affiliate of Licensor ("Revenue Sharing Payment"). For this purpose, "service bureau use" shall mean use to provide Designated Activities (as defined in the Software License Agreement) to or for the benefit of a licensee's unaffiliated customers; provided, however, that service bureau use shall not include use by enterprise licensees. An "enterprise licensee" is a licensed entity that provides the Designated Activities on a not-for-profit basis in furtherance of the entity's promotional goals, or those of its affiliates, and does not include the circumstance where an entity provides the Designated Activities for an unaffiliated third party. "Service bureau use" includes circumstances where a licensee the Designated Activities through use of the Licensed Software, unless the licensee and the outsource services provider are part of the same wholly-owned corporate group. For the purpose of this Section 2.1, "affiliate" is a person or entity that directly or indirectly controls, is controlled by, or is under common control with a specified person.

         2.2 AGENCY PAYMENTS. During the term of this Agreement, upon Customer identifying to Licensor a qualified prospect that subsequently becomes a new customer of Licensor within one year of such identification, Licensor shall pay to Customer fifteen percent (15%) of all revenue received by Licensor until the end of the first year of revenue receipts for such new customer (the "Agency Payment"). The first year of revenue receipts shall be the time period beginning on the date when Licensor signs an agreement with such new customer, and ending on the first anniversary of such date.

         2.3 SAMSUNG PAYMENTS. During the term of this Agreement, Licensor shall pay to Customer the percentage, as given in the table below for progressive years under this Agreement, of all revenues accruing to Licensor, excluding non-recurring expenses, from business activity arising from Samsung or its affiliates, including but not limited to, license fees, maintenance fees, support fees, and royalties (the "Samsung Payment").

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           YEAR                    PERCENTAGE PAID TO CUSTOMER
           ----                    ---------------------------
           1                       Fifty Percent (50%)
           2                       Fifty Percent (50%)
           3                       Forty Percent (40%)
           4 through 6             Twenty Percent (20%)

         2.4 QUARTERLY RECONCILIATION. Licensor shall reconcile accounts each Quarterly Period and shall pay the Revenue Sharing Payment, Agency Payment, and Samsung Payment within one month following the end of the Quarterly Period. [TO FACILITATE TRANSACTING SUCH PAYMENTS, LICENSOR SHALL KEEP ACCOUNTING RECORDS ACCORDING TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES TO DOCUMENT ALL REVENUES OF LICENSOR AND TO ALLOCATE GROSS REVENUES AMONG REVENUES GENERATED WITH THE LICENSED SOFTWARE AND OTHER GROSS REVENUES.] Customer or its authorized agent or representative shall have the right, at its expense and upon at least forty-five
(45) business days written notice to Licensor and during Licensor's normal business hours and no more often than once during any twelve (12) month period, to enter Licensor's premises for purposes of auditing all books of account, documents, records, papers, and files, whether in printed or electronic form, relating to Licensor's revenues from the Licensed Software, and Licensor shall make all such items available to Customer or its authorized agent or representative for that purpose. If such audit reveals that sufficient payments have not been paid by Licensor, then Licensor shall pay any additional amount found to be owed to Customer. Customer shall bear the expense of any such audit unless such audit reveals that the payments actually paid by Customer in any twelve (12) month period are less than what should have been paid to Customer by an amount greater than five percent (5%) of the amount actually paid, in which event the costs of such audit shall be borne by Licensor.

3.       TERMINATION OF MLA AND RELATED AGREEMENTS.

         3.1 TERMINATION OF PRIOR AGREEMENTS. By this Agreement and the Software License Agreement, Licensor and Customer specifically terminate the MLA and the Related Agreements.

4.       LIMITATION OF LIABILITY.

         4.1 EXCLUDED LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY , ITS AFFILIATES OR ANY THIRD PARTY BENEFICIARY FOR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR LOSS OF BUSINESS INFORMATION), REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

5. CONFIDENTIALITY. This Article 5 sets forth the procedures by which information regarded as confidential by one party hereto (a "Disclosing Party") may be disclosed to the other party hereto (the "Receiving Party").

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         5.1 GENERAL REQUIREMENTS AND EXCLUSIONS. During the term of this
Agreement and at all times thereafter, the parties will not, except as permitted by the terms of this Agreements, disclose or use, either for itself or for the benefit of any third party (whether in competition with Licensor or Customer or otherwise), any confidential information of the other party or its business or affairs, nor will any party assist any person or entity other than the Disclosing Party to secure any benefit from such confidential information. Any oral, written, graphic, or electronically transmitted information not generally available to the public shall be construed as confidential for purposes of this Agreement, which information shall include, without limitation, information relating to a Disclosing Party's products, processes, techniques, technology, formulas, research data, passwords, passcodes, user identification numbers, e-mail addresses, programming methods, know-how, trade secrets, customers and suppliers, information relating to sales and profits, other financial data, and the terms and conditions of this Agreements. All such information shall be collectively referred to herein as "Confidential Information." The provisions of this paragraph, however, shall not prevent the Receiving Party from use or disclosure of information (i) as necessary in the ordinary course of such party's performance under this Agreement, (ii) that is in the public domain (other than information in the public domain as a result of a violation of this Agreement by the Receiving Party), (iii) that the Receiving Party can demonstrate that it acquired outside of its affiliation with the disclosing Party from a third party in rightful possession of such information and who was not prohibited from disclosing such information, or (iv) disclosure of which is required by law or court order. In the event that the Receiving Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose Confidential Information, the Receiving Party will notify the Disclosing Party promptly of such request or requirement so that the Disclosing Party may seek an appropriate protective order, and if, in the absence of a protective order, the Receiving Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Receiving Party may disclose Confidential Information to such tribunal; provided, however, that the Receiving Party shall use its best efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed. Customer shall be entitled to file this Agreement as an exhibit to one or more filings with the SEC, as recommended by its counsel, in which case Customer shall consult with Licensor concerning the redaction of terms of this Agreement under a confidentiality request associated with such filing, but the implementation of any such redaction shall be at the SEC's discretion. The obligation of confidentiality stated above shall survive termination of this Agreement.

6.       TERM AND TERMINATION.

         6.1 TERM. This Agreement shall become effective as of the Effective Date hereof and shall continue in force until the Termination, for any reason, of the software license agreement executed of even date herewith.

         6.2 DEFAULT. Subject to the dispute resolution procedures set forth in
Exhibit 0, the non-defaulting party shall be entitled to terminate this Agreement at any time prior to the expiration of its term upon written notice to

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the defaulting party if the defaulting party breaches any material obligation hereunder, which breach continues or remains uncured for a period of thirty (30) days after receipt of written notice from the non-defaulting party, unless such breach cannot by its nature be cured, in which event the defaulting party shall be deemed in default hereof upon the occurrence of such breach.

7.       GENERAL PROVISIONS.

         7.1 CONSTRUCTION AND VALIDITY; DISPUTE RESOLUTION. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina (including its Uniform Commercial Code), but without giving effect to its laws or rules relating to conflicts of laws or to the United Nations Convention on Contracts for the International Sale of Goods. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Exhibit annexed hereto or any document referred to in this Agreement or in any Exhibit hereto, the provisions of this Agreement shall prevail and govern its interpretation and construction. In the event of any dispute or controversy arising under or in connection with this Agreement, the dispute resolution procedures set forth in an exhibit to the Software License Agreement shall be followed. Pending resolution of any such dispute or controversy, both parties will continue their performance under this Agreement including but not limited to the payment of all amounts due to the other party that are not in dispute (provided that Customer may make such payments under protest, reserving any rights it may have to seek reimbursement from Licensor).

         7.2 ATTORNEYS' FEES. In the event of any dispute, controversy, litigation or other proceedings (including proceedings in bankruptcy) concerning or related to this Agreement, the prevailing party shall be entitled to reimbursement of all of its costs, including reasonable attorney and expert witnesses fees and costs (including the reasonable value of the services of in-house counsel), and court or arbitration fees and costs.

         7.3 VENUE. Any dispute or controversy arising under or in connection with this Agreement shall be settled in Wake County, North Carolina. The parties hereby generally submit to the in personam jurisdiction of the Superior Court of the State of North Carolina and the Federal District Court for the Eastern District of North Carolina.

         7.4 NO JOINT VENTURE. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship among the parties hereto nor shall any party have the right, power or authority to create any obligation or duty, express or implied, on behalf of any other party.

         7.5 ASSIGNMENT. Neither party hereto shall assign any of its rights under this Agreement nor delegate its duties hereunder to another person or legal entity without the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective trustees, successors, permitted assigns and legal representatives.

         7.6 NON-WAIVER. A failure of any party hereto to exercise any right given to it hereunder, or to insist upon strict compliance by another party of any obligation hereunder, shall not constitute a waiver of the first party's

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right to exercise such a right, or to exact compliance with the terms hereof. Moreover, waiver by any party of a particular default by another party shall not be deemed a continuing waiver so as to impair the aggrieved party's rights in respect to any subsequent default of the same or a different nature.

         7.7 CAPTIONS AND PARAGRAPH HEADINGS. Captions and paragraph headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         7.8 SURVIVAL. Any terms or conditions of this Agreement which by their express terms extend beyond termination or expiration of this Agreement or which by their nature should so extend shall survive and continue in full force and effect after any termination or expiration of this Agreement.

         7.9 AUTHORIZATION. Customer and Licensor represent that all necessary corporate proceedings have been taken by each party to authorize the transactions contemplated by this Agreement and that this Agreement has been executed by a duly-authorized representative of each party and upon such execution shall constitute a valid and binding Agreement.

         7.10 NOTICES. All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, in English, shall be sent by certified or registered air mail with postage prepaid, return receipt requested, by facsimile, telex or cable communication, or by hand delivery. Such communications shall be deemed given and received upon confirmation of receipt, if sent by facsimile, telex, or cable communication; or upon delivery if hand delivered; or upon receipt of mailing, if sent by certified or registered mail, and shall be addressed to the parties to such addresses as the parties may designate in writing from time to time.

         7.11 INVALIDITY. Should any of the non-material provisions of this Agreement, or portions thereof, be found invalid by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.

         7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.13 ENTIRE AGREEMENT. This Agreement and the Master Agreement, Software License Agreement and Software Maintenance Agreement contain the full understanding of the parties and supersedes all prior or contemporaneous agreements and understandings, written or oral, between the parties with respect to the subject matter hereof; and there are no representations, warranties, agreements or understandings other than those expressly contained herein. No alteration, modification, variation or waiver of this Agreement, or any of the provisions hereof shall be effective unless executed by both parties in writing.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the dates indicated below.

SUMMUS, LTD. ("LICENSOR")            HIGH SPEED NET SOLUTIONS, INC. ("CUSTOMER")
By: /s/ Dr. Bjorn Jawerth            By:    /s/ Andrew L. Fox
(Signature)                          (Signature)
Date:  March 13, 2000                Date:   February 18, 2000
Name: Dr. Bjorn Jawerth              Name:   Andrew L. Fox
Title: CEO                           Title:  Acting President and CEO,
                                             Executive Vice President